Exhibit 24
                    IPALCO ENTERPRISES, INC.

                        POWER OF ATTORNEY

     Each of the undersigned directors of IPALCO ENTERPRISES, INC., an Indiana corporation, (the "Corporation"), which intends to file with the Securities and Exchange Commission, Washington D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement and related prospectus for the registration of not to exceed 1,500,000 additional shares of Common Stock of the Corporation, without par value, for issuance under the IPALCO Enterprises, Inc. Dividend Reinvestment and Direct Stock Purchase Plan, as amended, does hereby appoint John R. Brehm and Bryan G. Tabler, and each of them, his true and lawful attorneys, with power to act each without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, to sign in the capacity of a director of the Corporation and file said Registration Statement and related prospectus and any and all amendments thereto, and all instruments necessary or incidental thereto, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

/s/ John R. Hodowal
    John R. Hodowal

/s/ Ramon L. Humke                              /s/ Max L. Gibson
    Ramon L. Humke                                  Max L. Gibson

/s/ Thomas H. Sams                              /s/ Sam H. Jones
    Thomas H. Sams                                  Sam H. Jones

/s/ Andre B. Lacy                               /s/ Edwin J. Goss
    Andre B. Lacy                                   Edwin J. Goss

/s/ Sallie W. Rowland
    Sallie W. Rowland

/s/ Mitchell E. Daniels, Jr.
    Mitchell E. Daniels, Jr.

/s/ L. Ben Lytle
    L. Ben Lytle

/s/ Michael S. Maurer
    Michael S. Maurer

/s/ Rexford C. Early
    Rexford C. Early


     IN WITNESS WHEREOF, the foregoing directors of the Corporation have affixed their respective signatures hereto in the presence of a Notary Public for the State of Indiana, this 25th day of June, 1996.


My Commission Expires:  6-13-99              /s/ Gloria K. Bryant
My County of Residence is Marion             Gloria K. Bryant, Notary Public